UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2005


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

Connecticut                                  1-15052         06-1541045
------------                                 -------         ----------
(State or other jurisdiction                 (Commission     (IRS Employer
of Incorporation)                            File Number)    Identification No.)

157 Church Street, New Haven, Connecticut                    06506
-----------------------------------------                    -----
(Address of principal executive offices)                     (Zip Code)

Registrant's Telephone Number,
Including Area Code                                          (203) 499-2000
------------------------------                               --------------


                                  Not Applicable
-------------------------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
-----------------------------------------------------

At its March 28, 2005 meeting, the Compensation and Executive Development Committee of the Board of Directors (CEDC) of UIL Holdings Corporation (UIL Holdings) approved, among other actions, the following:

1. The CEDC approved participants, targets and measures for annual incentives to be paid in 2006 for 2005 performance under the UIL Holdings Senior Executive Incentive Compensation Program. The annual incentive awards will become payable if corporate performance goals related to earnings per share, cash flow, disposition of certain assets and certain individual goals are achieved. If a specified level of earnings per share is achieved, certain individual goals will be deemed achieved "at maximum" allowing the CEDC to exercise negative discretion in determining a component of an annual incentive award. The individual goals include assessment of leadership and an assessment of the level of achievement of strategic objectives by the Chief Executive Officer and the Chief Financial Officer and, in the case of other executive officers, achievement of a variety of performance measures applicable to the business units for which the executive officer has principal responsibility.

2. The CEDC made performance share grants under the UIL Holdings Long-Term Incentive Program, or in the case of Messrs. Woodson and Nicholas, the UIL Holdings CEO/CFO Long-Term Incentive Program, as detailed below:

                                                                                      Target Number of
                                                                                 Performance Shares Granted
   Name                            Position
   ----------------------------------------------------------------------------------------------------------
   Nathaniel D. Woodson            President and Chief Executive Officer                   9,200
   Richard J. Nicholas             Executive Vice President and Chief Financial            5,600
                                   Officer
   Gregory W. Buckis               Vice President and Controller                           1,600
   Susan E. Allen                  Vice President Investor Relations, Corporate            1,600
                                   Secretary and Assistant Treasurer
   Deborah Hoffman                 Vice President Audit Services and Chief                   800
                                   Compliance Officer

   In general, the performance shares granted vest over, and the associated performance measures pertain to, the three-year period ending December 31, 2007. The issuance of performance shares upon vesting, if any, will be based upon the achievement by two of UIL Holdings' business units, The United Illuminating Company (UI) and Xcelecom, Inc. (Xcelecom), of certain performance goals, with payment to UIL Holdings' executives being based on the composite results of such programs weighted 70% and 30%, respectively. The performance measure relating to UI is based on the average annual return on equity and the performance measure relating to Xcelecom is based on the percentile ranking achieved by Xcelecom, with respect to two equally weighted performance measures, namely, pre-tax income as a percent of sales and free cash flow as a percent of sales, as compared against an established group of comparable companies.

   The actual number of performance shares issued will be based on the level of performance achieved, but shall not exceed a pre-determined amount.

   The target number of performance shares granted to Mr. Nicholas shown in the table above includes a performance share grant payable based on the achievement of total shareholder return (TSR) performance goals. Final payout, if any, under this grant is determined based on the relative TSR percentile achieved by UIL Holdings as compared against an established group of comparable companies selected by the CEDC for the period from January 1, 2005 through December 31, 2006. The target number of shares payable to Mr. Nicholas pursuant to this grant is 3,700 shares with the maximum allowable payout being 200% of the target.


3. The CEDC approved increases effective April 1, 2005 in the base salary for the following executive officers:

     - Mr. Woodson's base salary increased to $650,000.
     - Mr. Nicholas' base salary increased to $227,000.
     - Mr. Buckis' base salary increased to $185,000.
     - Ms. Allen's base salary increased to $180,000.
     - Ms. Hoffman's base salary increased to $141,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UIL HOLDINGS CORPORATION
                                  Registrant



Date:  4/1/05                     By       /s/ Richard J. Nicholas
       ------                       ------------------------------------------
                                              Richard J. Nicholas
                                          Executive Vice President
                                          and Chief Financial Officer